EXHIBIT 21.1

Subsidiaries of the Registrant

Entity	Jurisdiction
Agents' Mutual Limited	United Kingdom
AM Tempco Limited	United Kingdom
BIH	France
Comreal Info	France
CoStar Central Place HQ, LLC	Delaware
CoStar Espana, S.L.	Spain
CoStar Field Research, LLC	Delaware
CoStar International, LLC	Delaware
CoStar Italy S.r.l.	Italy
CoStar Realty Information Canada Ltd.	British Columbia
CoStar Realty Information, Inc.	Delaware
CoStar UK Limited	United Kingdom
Cozy Insurance Services, LLC	Florida
Cozy Services, LLC	Delaware
Glanty LTD	United Kingdom
Grecam S.A.S.	France
Homes Media Solutions, LLC	Virginia
Homes.com, LLC	Delaware
Homesnap, LLC	Delaware
OnTheMarket LTD	United Kingdom
STR Australia Pty Ltd.	Australia
STR Benchmarking Indonesia	Indonesia
STR Benchmarking Solutions (Beijing) Co., Ltd	PRC
STR Columbia SAS	Columbia
STR Germany GmbH	Germany
STR Global Singapore Private Limited	Singapore
STR Japan GK (STR Japan Limited)	Japan
STR, LLC	Delaware
Ten-X, Inc.	Delaware
Ten-X, Inc.	Connecticut
Ten-X, LLC	Delaware
The Screening Pros, LLC	California
Thomas Daily GmbH	Germany
Virginia Property Holdings II, LLC	Delaware
Visual Lease, LLC	Delaware